Novavax Reports First Quarter 2023 Financial Results and Operational Highlights

•Announced global restructuring and cost reduction initiative with expected 2024 full-year R&D and SG&A reduction of approximately 40% to 50% vs 2022
•Provided full year 2023 total revenue guidance of between $1.4 and $1.6 billion
•First quarter revenue reflects shift to seasonal demand pattern; on-track to deliver updated COVID vaccine for Fall season
•Announced positive Phase 2 topline results for COVID-Influenza Combination, standalone influenza, and high dose COVID vaccine candidates
•Company to host conference call today at 8:30 a.m. ET

GAITHERSBURG, Md., May 9, 2023 – Novavax, Inc. (Nasdaq: NVAX), a global company advancing protein-based vaccines with its novel Matrix-M™ adjuvant, today announced its financial results and operational highlights for the first quarter ended March 31, 2023.

“Today we outlined significant measures intended to reduce spend, extend our cash runway, and operate more efficiently. Combined with our focus on revenue generation from Nuvaxovid™ and management of our current liabilities, these measures should strengthen our cash position and our potential for the long-term growth and stability of Novavax,” said John C. Jacobs, President and Chief Executive Officer, Novavax. “We also made significant progress on our other key priorities, including our efforts to deliver an updated COVID vaccine for the Fall season. And, today we announced positive Phase 2 data that we believe supports the further development of our combination COVID-influenza, standalone influenza, and high-dose COVID vaccines.

Reducing our workforce has been a difficult decision, but we believe it was necessary to better align our infrastructure and scale to the endemic COVID opportunity,” continued Mr. Jacobs. “Though we still have substantial challenges ahead of us in 2023, we are encouraged by the progress we have made in the last quarter and are determined to continue executing on our top priorities.”

First Quarter 2023 and Recent Highlights

During the quarter, the company has made progress delivering on the three near-term priorities laid out during its fourth quarter 2022 earnings call.

Priority #1: Deliver an Updated, Competitive COVID Vaccine for the Upcoming 2023 Fall Vaccination Season

Novavax remains focused on our top priority of delivering an updated, competitive COVID vaccine consistent with public health recommendations for the 2023 Fall vaccination season.

•Ongoing discussions with global regulators on strain selection guidance and advancement of commercial preparedness for Fall 2023

oInvited to join the U.S. Food and Drug Administration’s Technology Working Group to evaluate emerging variants in preparation for strain selection at the June VRBPAC meeting
oOngoing development of variant strains “at risk” to support regulatory and commercial readiness
oModified U.S. government agreement for up to 1.5 million additional doses of Novavax’s COVID vaccine for delivery in 2023, with initial delivery supplied in five-dose vials in the first quarter of 2023

•Continued expansion of Nuvaxovid label to enable broader uptake in the long-term commercial market

•Completed enrollment and on track to receive topline results mid-2023 for Part 2 of Phase 3 strain change study, which is a regulatory prerequisite for updating our 2023-2024 vaccine composition

•Expect to file U.S. Biologics License Application in second half of 2023

Priority #2: Reduce our Rate of Spend, Manage our Cash Flow and Evolve our Scale & Structure
Novavax is focused on significantly reducing our expenses while retaining the key capabilities needed to execute our operating plans.
•Announced a global restructuring and cost reduction plan, which is expected to reduce our annual combined 2024 R&D and SG&A expenses by approximately 40% to 50% versus 2022
oIncludes consolidation of facilities and infrastructure and approximately 25% reduction in global workforce
o2023 R&D and SG&A expense reduction expected to be 20% to 25% versus 2022, based on timing of implementation, local laws and regulations and other factors, as adjusted to exclude one-time charges

Priority #3: Leverage our Technology Platform, our Capabilities and our Portfolio of Assets to Drive Additional Value Beyond Nuvaxovid Alone

Novavax continues to leverage our pipeline and technology with the intent of delivering long-term growth and protecting global health.
•Announced positive Phase 2 COVID-Influenza Combination (CIC) vaccine, standalone influenza, and high-dose COVID vaccine data, which evaluated safety and immunogenicity of different formulations
oAll three vaccine candidates were well-tolerated, demonstrated a reassuring preliminary safety profile, and had reactogenicity comparable to authorized comparators
oPreliminary topline immune responses for all three vaccine candidates were robust
oAdditional details found here

•Serum Institute of India has received authorizations in Ghana and Nigeria for R21/Matrix-M adjuvanted malaria vaccine
oVaccine was developed by Jenner Institute, University of Oxford, and formulated with our proprietary Matrix-M adjuvant

First Quarter 2023 Financial Results

•Total revenue: Due to an emerging seasonal demand pattern for COVID vaccines, total revenue for the first quarter of 2023 was $81 million compared to $704 million in the same period in 2022. First quarter 2023 product sales include a $65 million revenue reversal associated with doses delivered in 2022 that are scheduled for future replacement.

•Cost of sales for the first quarter of 2023 were $34 million, compared to $15 million in the same period in 2022. This includes $20 million related to excess, obsolete, or expired inventory and losses on firm purchase commitments.

•Research and development expenses (R&D) for the first quarter of 2023 were $247 million, compared to $383 million in the same period in 2022. The decrease was primarily due to a reduction in clinical and manufacturing spend.

•Selling, general and administrative expenses (SG&A) for the first quarter of 2023 were $113 million, compared to $96 million for the same period in 2022. The increase is related to expansion of our commercial sales operations in Europe and commercial investment in preparation for the Fall 2023 vaccination campaign, partially offset by certain cost containment measures to reduce our operating spend.

•Net loss for the first quarter 2023 was $294 million, compared to a net income of $203 million in the same period in 2022.

•Cash, cash equivalents, and restricted cash were $637 million as of March 31, 2023, compared to $1.3 billion as of December 31, 2022. During the first quarter of 2023 Novavax reduced its outstanding current liabilities by $541 million, including funding the maturity of the $325 million convertible debt in January 2023.

Financial Framework and Guidance

Full Year 2023 Guidance

Revenue	Full Year 2023 Guidance
Total Revenue[1]	Between $1.4 billion and $1.6 billion
Grant Revenue	Between $340 million and $360 million
Product Sales[2]	Between $1.06 billion and $1.24 billion

•Combined R&D and SG&A expenses of between $1.3 billion and $1.4 billion, as adjusted to exclude one-time restructuring costs3
•Secured a $100 million payment in the second quarter of 2023 related to a negotiated APA to reduce a portion of committed dose deliveries. This payment is excluded from full year 2023 sales guidance

1.Total revenue includes Product Sales, Grants and Royalties/Other
2.APAs based on 2023 committed dose delivery schedules of approximately $800 million and U.S. market sales, subject to updated variant manufacturing and regulatory approvals
3.Novavax expects to record a restructuring charge of $10 million to $15 million related to employee severance and benefit costs, the majority of which are expected to be incurred in the second quarter of 2023, and is evaluating the anticipated cost related to the consolidation of facilities and infrastructure

Full year 2023 R&D expense guidance excludes the potential costs associated with a Phase 3 Flu/CIC program. We plan to evaluate our positive Phase 2 Flu/CIC results announced today to frame our options to advance and finance this program via strategic collaborations and/or available financing alternatives.

2023 Liability Management

•Reduced outstanding current liabilities in the first quarter of 2023 by $541 million, including funding the maturity of the $325 million convertible debt in January 2023
•During April 2023, addressed additional liabilities totaling $140 million, including a $27 million payment to resolve the Par arbitration and a $113 million payment to the UK government per the terms of our APA

Conference Call

Novavax will host its quarterly conference call today at 8:30 a.m. ET. The dial-in numbers for the conference call are (877) 883-0383 (Domestic) or (412) 902-6506 (International). Participants will be prompted to request to join the Novavax, Inc. call. The passcode entry number is 3370620. A replay of the conference call will be available starting at 11:30 a.m. ET on May 9, 2023 until 11:59 p.m. ET on May 16, 2023. To access the replay by telephone, dial (877) 344-7529 (Domestic) or (412) 317-0088 (International) and use passcode 1969560.

A webcast of the conference call can also be accessed on the Novavax website at novavax.com/events. A replay of the webcast will be available on the Novavax website until August 7, 2023.

Trade Name in the U.S.

The trade name Nuvaxovid™ has not yet been approved by the U.S. Food and Drug Administration.

About Novavax

Novavax, Inc. (Nasdaq: NVAX) promotes improved health by discovering, developing and commercializing innovative vaccines to protect against serious infectious diseases. Novavax, a global company based in Gaithersburg, Md., U.S., offers a differentiated vaccine platform that combines a recombinant protein approach, innovative nanoparticle technology and Novavax's patented Matrix-M adjuvant to enhance the immune response. Focused on the world’s most urgent health challenges, Novavax is currently evaluating vaccines for COVID, influenza, and COVID and influenza combined. Please visit novavax.com and LinkedIn for more information.

Use of Non-GAAP Measures

The Company has used a non-GAAP financial measure in this press release, which is R&D and SG&A expense, as adjusted to exclude one-time restructuring costs including a restructuring charge of $10 million to $15 million related to employee severance and benefit costs. Non-GAAP financial measures refer to financial information adjusted from financial measures prepared in accordance with accounting principles generally accepted in the United States (GAAP). The Company believes that the presentation of this adjusted financial measure is useful to investors as it provides additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses this non-GAAP financial measure for business planning purposes and to consider underlying trends of its business, and believes presenting this measure also provides useful information to investors and others for understanding and evaluating trends in the Company’s expenses in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The use of this non-GAAP financial measure may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. The company is unable to reconcile this forward-looking non-GAAP financial measure to the most directly comparable GAAP measure without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of the anticipated costs related to the consolidation of facilities and infrastructure that would be expected to impact GAAP measure for the period but would not impact the non-GAAP measure.

Forward-Looking Statements

Statements herein relating to the future of Novavax, its near term priorities including delivering an updated, competitive COVID vaccine for the 2023 Fall vaccination season, reducing spend, extending its cash runway and operating efficiently, the amount and impact of Novavax’s global restructuring and cost reduction plan, its operating plans, objectives and prospects full year 2023 financial guidance, its future financial or business performance, conditions or strategies, its partnerships, the timing of clinical trial results, the ongoing development of NVX-CoV2373, including Part 2 of the Phase3 strain change study, the CIC investigational vaccine candidate, the scope, timing and outcome of future and pending regulatory filings and actions, including expected U.S. Biologics License Application filing in second half of 2023, future deliveries under APAs and Novavax’s ability to advance and finance a Phase 3 Flu/CIC program via strategic collaborations and / or financing alternatives are forward-looking statements. Novavax cautions that these forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, challenges satisfying, alone or together with partners, various safety, efficacy, and product characterization requirements, including those related to process qualification and assay validation, necessary to satisfy applicable regulatory authorities; difficulty obtaining scarce raw materials and supplies; resource constraints, including human capital and manufacturing capacity, on the ability of Novavax to pursue planned regulatory pathways; unanticipated challenges or delays in conducting clinical trials; challenges meeting contractual requirements under agreements with multiple commercial, governmental, and other entities; manufacturing delays or challenges, including as a result of the timing of the anticipated regulatory requirements for the Fall 2023 vaccination season; the loss of future funding from the U.S. government; the potential for an unfavorable outcome in disputes, including the pending arbitration with Gavi; challenges in implementing our global restructuring and cost reduction plan; challenges in obtaining commercial adoption of NVX-CoV2373 or a COVID variant strain-containing formulation; and those other risk factors identified in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Novavax's Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (SEC). We caution investors not to place considerable reliance on forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov and www.novavax.com, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of the statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

NOVAVAX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	Three Months Ended March 31,
	2023	2022
	(unaudited)

Revenue:
Product sales	$ (7,457)	$ 585,628
Grants	87,379	99,301
Royalties and other	1,029	19,042
Total revenue	80,951	703,971
Expenses:
Cost of sales	34,086	15,204
Research and development	247,101	383,483
Selling, general and administrative	112,532	95,992
Total expenses	393,719	494,679
Income (loss) from operations	(312,768)	209,292
Interest expense	(4,316)	(4,876)
Other income (expense)	24,362	1,654
Income (loss) before income tax expense	(292,722)	206,070
Income tax expense (benefit)	1,183	2,662
Net income (loss)	$ (293,905)	$ 203,408
Net income (loss) per share
Basic	$ (3.41)	$ 2.66
Diluted	$ (3.41)	$ 2.56
Weighted average number of common shares outstanding Basic	86,158	76,457
Diluted	86,158	80,711

SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	March 31, 2023	December 31, 2022

Cash and cash equivalents	$ 624,950	$ 1,336,883
Total restricted cash	11,993	11,962
Total current assets	971,028	1,703,391
Working capital	(947,830)	(756,553)
Total assets	1,542,699	2,258,679
Convertible notes payable*		491,347
Total stockholders’ equity (deficit)		(634,078)

*Included in noncurrent liabilities as of March 31, 2023 and current and non-current liabilities as of December 31, 2022.

Contacts:
Investors
Erika Schultz | 240-268-2022
ir@novavax.com

Media
Ali Chartan | 240-720-7804
media@novavax.com